Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint each of Thomas J. Clarke, Jr. and Jordan Goldstein, with full power of substitution, his true and lawful attorney to execute in his name the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 by TheStreet.com, Inc. (the “Company”) relating to shares of the Company’s common stock and related stock purchase rights issuable under the Company’s 2007 Performance Incentive Plan, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney and his substitutes shall have and may exercise all powers to act hereunder. Each of the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has signed his name hereto as of this 25th day of July, 2007.

/s/ Thomas J. Clarke, Jr.	/s/ Eric Ashman
Thomas J. Clarke, Jr.	Eric Ashman

/s/ Richard Broitman	/s/ James J. Cramer
Richard Broitman	James J. Cramer

/s/ Jeffrey M. Cunningham	/s/ William R. Gruver
Jeffrey M. Cunningham	William R. Gruver

/s/ Martin Peretz	/s/ Daryl Otte
Martin Peretz	Daryl Otte

/s/ Jeffrey A. Sonnenfeld
Jeffrey A. Sonnenfeld